Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 25, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record 2016 Net Income

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and twelve-month periods ended December 31, 2016.  All share data has been adjusted to reflect Horizon’s three-for-two stock split announced on October 19, 2016 and issued on November 14, 2016.

SUMMARY:
•
Net income for the year ended December 31, 2016 was $23.9 million or $1.19 diluted earnings per share compared to $20.5 million or $1.26 diluted earnings per share for the year ended December 31, 2015.

•
Excluding acquisition-related expenses, gain on sale of investment securities, the death benefit on bank owned life insurance, prepayment penalties on borrowings and purchase accounting adjustments, net income for the year ended December 31, 2016 increased 34.5% to $29.2 million or $1.45 diluted earnings per share compared to $21.7 million or $1.33 diluted earnings per share for the year ended December 31, 2015.

•	Total loans increased 22.0% or $387.0 million during the year ended December 31, 2016.
•	Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased 4.3% or $69.6 million during the year ended December 31, 2016.
•	Net interest income for the year ended December 31, 2016 increased 15.1% or $11.3 million compared to the year ended December 31, 2015.
•	Net interest margin was 2.92% for the fourth quarter of 2016 compared to 3.37% for the prior quarter and 3.50% for the same period in 2015.
•
Net interest margin, excluding the impact of the prepayment penalties on borrowings and purchase accounting adjustments (“core net interest margin”), was 3.45% for the fourth quarter of 2016 compared to 3.31% for the prior quarter and 3.38% for the same period in 2015.

•	Non-interest income for the year ended December 31, 2016 increased 24.9% or $7.6 million compared to the year ended December 31, 2015.
•	Horizon’s tangible book value per share rose to $11.48 at December 31, 2016, compared to $11.02 at December 31, 2015.

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Pg. 2 cont. Horizon Bancorp Announces Record 2016 Net Income

•
Horizon opened its first loan and deposit production office in Grand Rapids, Michigan during the fourth quarter of 2016 led by David Quade, Horizon’s Grand Rapids Market President.  In February 2017, we anticipate moving into our permanent downtown location with a total of 10 professionals where we will provide provide our full array of products and services including retail, commercial, private banking, treasury management, wealth management and mortgage services to customers throughout the Grand Rapids region.

•
During the fourth quarter of 2016, Horizon began a series of balance sheet restructuring transactions to improve its overall financial position, including an increase in net interest margin, return on average assets and return on average equity.  The transactions included the prepayment of $106.0 million in high fixed-rate borrowings funded from the sale of available-for-sale investment securities totaling $168.0 million.  Horizon realized a loss of $4.8 million from the early redemption of the debt which was partially offset by net gains on the sale of the investment securities.

•
On November 7, 2016, Horizon completed the acquisition of CNB Bancorp and its wholly-owned subsidiary, The Central National Bank and Trust Company, headquartered in Attica, Indiana and executed the system conversion on December 3, 2016.

•
On December 23, 2016, the Office of the Comptroller of the Currency approved Horizon’s purchase and assumption of certain assets and liabilities of a single branch of First Farmers Bank & Trust Co. located in Bargersville, Indiana. This transaction is expected to be completed on February 3, 2017.

Craig Dwight, Chairman and CEO, commented: “I am very pleased with Horizon’s 2016 results as evidenced by our organic loan growth; our ability to complete and integrate three bank acquisitions and our expansion into two new markets.  Horizon’s results for 2016 are a true testament of the quality of the Horizon team, their work ethic and ability to move the Company forward.  As a result of all the hard work put forth in 2016, Horizon is positioned well for the coming year.  Horizon’s balanced strategy of organic growth, expansion into new markets and well-executed acquisitions contributed to record net income for the year.  Core net income was $8.5 million for the fourth quarter and $29.2 million for the year 2016, an increase of 40.7% and 34.5%, respectively, over 2015.  Core diluted earnings per share were $0.38 for the fourth quarter and $1.45 for the year 2016, an increase of 14.4% and 9.0%, respectively, over 2015.”

Mr. Dwight continued, “We continued to experience strong growth in our Kalamazoo and Indianapolis markets where total loans increased $61.6 million during 2016.  Also during 2016, Horizon opened loan and deposit production offices in Fort Wayne, Indiana and Grand Rapids, Michigan.  Consistent with our People First philosophy, Greg Haney, Fort Wayne Market President, and David Quade, Grand Rapids Market President, bring significant experience and knowledge to the table.  We look forward to providing exceptional service and sensible advice to our customers in these dynamic growth markets.”

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Pg. 3 cont. Horizon Bancorp Announces Record 2016 Net Income

Dwight added, “In addition to organic growth and expansion in 2016, we completed the acquisitions of Kosciusko Financial, Inc. (“Kosciusko”) and LaPorte Bancorp, Inc. (“LaPorte”) during the third quarter and the acquisition of CNB Bancorp during the fourth quarter.  Each of these acquisitions was consistent with our philosophy of partnering with banks that hold similar core values and are committed to serving their local communities.  Finally, we received regulatory approval for the purchase of certain assets and assumption of deposits from First Farmers Bank & Trust Co.’s Bargersville, Indiana branch which we anticipate to close on February 3, 2017, enhancing our presence in this attractive and growing central Indiana market.”

Dwight concluded, “Along with organic growth and acquisitions, we continue to review our balance sheet to improve the Bank’s overall financial position.” During the fourth quarter, Horizon began a series of balance sheet restructuring transactions with the intent of improving net interest margin, return on average assets and return on average equity.  The transactions included the prepayment of approximately $106.0 million of high fixed-rate borrowings with contractual maturities ranging from June 2017 through September 2020 and repositioning the investment securities portfolio to replace certain lower yielding short-term investments consistent with a more normalized strategy and maturity periods.  “This deleveraging strategy strengthens Horizon’s balance sheet by lowering outstanding debt and improves key financial metrics for the benefit of our shareholders,” Dwight commented.

Income Statement Highlights

Net income for the fourth quarter of 2016 was $5.6 million or $0.25 diluted earnings per share compared to $6.2 million or $0.34 diluted earnings per share for the fourth quarter of 2015.  The decrease in net income and diluted earnings per share from the same period of 2015 reflects an increase in non-interest expense of $4.0 million, partially offset by an increase in net interest income and non-interest income of $717,000 and $2.4 million, respectively, and a decrease in income tax expense of $606,000. The decrease in diluted earnings per share was due to a decrease in lower net income and an increase in dilutive shares outstanding as a result of the stock issued in the Kosciusko and LaPorte Bancorp acquisitions.  Excluding acquisition-related expenses, gain on sale of investment securities, prepayment penalties on borrowings and purchase accounting adjustments, net income for the fourth quarter of 2016 was $8.5 million or $0.38 diluted earnings per share compared to $6.0 million or $0.33 diluted earnings per share in the fourth quarter of 2015.

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Pg. 4 cont. Horizon Bancorp Announces Record 2016 Net Income

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
Non-GAAP Reconciliation of Net Income	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net income as reported	$5,603	$6,175	$23,912	$20,549
Merger expenses	1,354	525	6,827	4,889
Tax effect	(416)	(182)	(1,998)	(1,585)
Net income excluding merger expenses	6,541	6,518	28,741	23,853

Gain on sale of investment securities	(961)	(65)	(1,836)	(189)
Tax effect	336	23	643	66
Net income excluding gain on sale of investment securities	5,916	6,476	27,548	23,730

Death benefit on bank owned life insurance ("BOLI")	-	-	-	(145)
Tax effect	-	-	-	51
Net income excluding death benefit on BOLI	5,916	6,476	27,548	23,636

Prepayment penalties on borrowings	4,839	-	4,839	-
Tax effect	(1,694)	-	(1,694)	-
Net income excluding prepayment penalties on borrowings	9,061	6,476	30,693	23,636

Acquisition-related purchase accounting adjustments ("PAUs")	(900)	(695)	(2,304)	(2,977)
Tax effect	315	243	807	1,042
Net income excluding PAUs	$8,476	$6,024	$29,196	$21,701

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.25	$0.34	$1.19	$1.26
Merger expenses	0.06	0.03	0.34	0.30
Tax effect	(0.02)	(0.01)	(0.10)	(0.10)
Diluted earnings per share excluding merger expenses	0.29	0.36	1.43	1.46

Gain on sale of investment securities	(0.04)	(0.00)	(0.09)	(0.01)
Tax effect	0.02	0.00	0.03	0.00
Net income excluding gain on sale of investment securities	0.27	0.36	1.37	1.46

Death benefit on BOLI	-	-	-	(0.01)
Tax effect	-	-	-	0.00
Net income excluding death benefit on BOLI	0.27	0.36	1.37	1.45

Prepayment penalties on borrowings	0.22	-	0.24	-
Tax effect	(0.08)	-	(0.08)	-
Net income excluding prepayment penalties on borrowings	0.41	0.36	1.53	1.45

Acquisition-related PAUs	(0.04)	(0.04)	(0.11)	(0.18)
Tax effect	0.01	0.01	0.03	0.06
Diluted earnings per share excluding PAUs	$0.38	$0.33	$1.45	$1.33

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Pg. 5 cont. Horizon Bancorp Announces Record 2016 Net Income

Net income for the year ended December 31, 2016 was $23.9 million or $1.19 diluted earnings per share compared to $20.5 million or $1.26 diluted earnings per share for the year ended December 31, 2015.  The increase in net income from the previous year reflects an increase in net interest income and non-interest income of $11.3 million and $7.6 million, respectively, and a decrease in the provision for loan losses of $1.3 million, partially offset by increases in non-interest expense of $15.2 million and income tax expense of $1.6 million.  The decrease in diluted earnings per share from the previous year reflects an increase in diluted shares outstanding from the stock issued in the Kosciusko and LaPorte Bancorp acquisitions.  Excluding acquisition-related expenses, gain on sale of investment securities, the death benefit on bank owned life insurance, prepayment penalties on borrowings and purchase accounting adjustments, net income for the year ended December 31, 2016 was $29.2 million or $1.45 diluted earnings per share compared to $21.7 million or $1.33 diluted earnings per share for the year ended December 31, 2015.

Horizon’s net interest margin was 2.92% during the fourth quarter of 2016, down from 3.37% for the prior quarter and 3.50% for same period of 2015.  The decrease in the net interest margin compared to the prior quarter and the same period of 2015 was primarily due to prepayment penalties incurred on high fixed-rate borrowings as part of Horizon’s balance sheet restructuring transaction in the fourth quarter of 2016.  Offsetting this decrease in net interest margin was an increase in the yield on average loans and a decrease in the cost on average interest-bearing deposits when comparing the fourth quarter of 2016 to the same period of 2015.  Excluding prepayment penalties on borrowings and acquisition-related purchase accounting adjustments, the margin would have been 3.45% for the fourth quarter of 2016 compared to 3.31% for the prior quarter and 3.38% for the same period of 2015.  Interest expense from the prepayment penalties on borrowings was $4.8 million for the three months ended December 31, 2016.  Interest income from acquisition-related purchase accounting adjustments was $900,000, $459,000 and $695,000 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

Horizon’s net interest margin was 3.29% for the year ended December 31, 2016, down from 3.56% for year ended December 31, 2015.  Excluding prepayment penalties on borrowings and acquisition-related purchase accounting adjustments, the margin would have been 3.38% for the year ended December 31, 2016 compared to 3.42% for the year ended December 31, 2015. Interest expense from the prepayment penalties on borrowings was $4.8 million for the year ended December 31, 2016.  Interest income from acquisition-related purchase accounting adjustments was $2.3 million and $3.0 million for the years ended December 31, 2016 and 2015, respectively.

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Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
Net Interest Margin As Reported	2016	2016	2015	2016	2015
Net interest income	$20,939	$24,410	$20,222	$85,992	$74,734
Average interest-earning assets	2,932,145	2,957,944	2,369,301	2,683,383	2,166,006
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	2.92%	3.37%	3.50%	3.29%	3.56%

Impact of Prepayment Penalties on Borrowings
Interest expense from prepayment penalties on borrowings	$4,839	$-	$-	$4,839	$-

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(900)	$(459)	$(695)	$(2,304)	$(2,977)

Excluding Impact of Prepayment Penalties and Acquisitions
Net interest income	$24,878	$23,951	$19,527	$88,527	$71,757
Average interest-earning assets	2,932,145	2,957,944	2,369,301	2,683,383	2,166,006
Core Net Interest Margin	3.45%	3.31%	3.38%	3.38%	3.42%

Lending Activity

Total loans increased $387.0 million from $1.8 billion as of December 31, 2015 to $2.1 billion as of December 31, 2016 as commercial loans increased by $265.0 million, residential mortgage loans increased by $94.7 million and consumer loans increased by $36.1 million.  Offsetting these increases was a decrease in mortgage warehouse loans of $9.0 million as of December 31, 2016.  Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased 4.3% for the year ended December 31, 2016.  Excluding the mortgage warehouse relationships acquired through the LaPorte Bancorp merger, Horizon mortgage warehouse loans decreased by $41.9 million to $102.8 million at December 31, 2016 compared to $144.7 million at December 31, 2015.

Residential mortgage lending activity during the year ended December 31, 2016 generated $11.7 million in income from the gain on sale of mortgage loans, an increase of $1.6 million from the same period of 2015.  Total origination volume for the year ended December 31, 2016, including loans placed into portfolio, totaled $459.8 million, representing an increase of 8.7% from the same period of 2015.  Purchase money mortgage originations during the fourth quarter of 2016 represented 65.7% of total originations compared to 66.5% of originations during the previous quarter and 68.7% during the fourth quarter of 2015.

Loan balances in the Kalamazoo and Indianapolis markets totaled $185.9 million and $206.9 million, respectively, as of December 31, 2016. Combined, these markets contributed $61.6 million, or 18.6%, in loan growth during the year ended December 31, 2016.

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Loan Growth by Type, Excluding Acquired Loans
Three Months Ended December 31, 2016
(Dollars in Thousands)
					Excluding Acquired Loans
				Acquired
	December 31	September 30	Amount	CNB	Amount	Percent
	2016	2016	Change	Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$1,069,957	$1,047,450	$22,507	$(2,267)	$20,240	1.9%
Residential mortgage loans	531,874	530,162	1,712	(6,624)	(4,912)	-0.9%
Consumer loans	398,428	386,031	12,397	(1,579)	10,818	2.8%
Subtotal	2,000,259	1,963,643	36,616	(10,470)	26,146	1.3%
Held for sale loans	8,087	7,369	718	-	718	9.7%
Mortgage warehouse loans	135,727	226,876	(91,149)	-	(91,149)	-40.2%
Total loans	$2,144,073	$2,197,888	$(53,815)	$(10,470)	$(64,285)	-2.9%

Loan Growth by Type, Excluding Acquired Loans
Twelve Months Ended December 31, 2016
(Dollars in Thousands)
				Acquired	Excluding Acquired Loans
				Kosciusko,
	December 31	December 31	Amount	LaPorte and	Amount	Percent
	2016	2015	Change	CNB Loans	Change	Change
	(Unaudited)
Commercial loans	$1,069,957	$804,995	$264,962	$(226,023)	$38,939	4.8%
Residential mortgage loans	531,874	437,144	94,730	(75,471)	19,259	4.4%
Consumer loans	398,428	362,300	36,128	(24,699)	11,429	3.2%
Subtotal	2,000,259	1,604,439	395,820	(326,193)	69,627	4.3%
Held for sale loans	8,087	7,917	170	-	170	2.1%
Mortgage warehouse loans	135,727	144,692	(8,965)	(99,752)	(108,717)	-75.1%
Total loans	$2,144,073	$1,757,048	$387,025	$(425,945)	$(38,920)	-2.2%

The provision for loan losses was $623,000 for the fourth quarter of 2016 compared to $342,000 for the same period of 2015.  The increase in the provision for loan losses during the fourth quarter of 2016 was due to continued loan growth.  The provision for loan losses for the year ended December 31, 2016 was $1.8 million compared to $3.2 million for the same period of 2015.  The decrease in the provision for loan losses for the year ended December 31, 2016 was due to lower charge-offs, stable delinquency trends and a decrease in non-performing loans.

The ratio of the allowance for loan losses to total loans decreased to 0.69% as of December 31, 2016 from 0.83% as of December 31, 2015 due to an increase in total loans.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.91% as of December 31, 2016 compared to 0.99% as of December 31, 2015.  Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.39% as of December 31, 2016 compared to 1.32% as of December 31, 2015.

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Non-performing loans to total loans declined 45 basis points to 0.50% at December 31, 2016 from 0.95% at December 31, 2015.  Non-performing loans totaled $10.7 million as of December 31, 2016 a decrease of $6.0 million from $16.7 million as of December 31, 2015.  Compared to December 31, 2015, non-performing commercial loans decreased by $4.6 million, non-performing real estate loans decreased by $1.2 million and non-performing consumer loans decreased $209,000.

Non- GAAP Allowance for Loan and Lease Loss Detail
As of December 31, 2016
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Kosciusko	LaPorte	CNB	Total
Pre-discount loan balance	$1,636,945	$16,046	$55,042	$148,467	$81,946	$202,407	$10,303	$2,151,156

Allowance for loan losses (ALLL)	14,833	4	-	-	-	-	-	14,837
Loan discount	N/A	1,083	2,475	3,323	997	6,971	321	15,170
ALLL+loan discount	14,833	1,087	2,475	3,323	997	6,971	321	30,007

Loans, net	$1,622,112	$14,959	$52,567	$145,144	$80,949	$195,436	$9,982	$2,121,149

ALLL/ pre-discount loan balance	0.91%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.69%
Loan discount/ pre-discount loan balance	N/A	6.75%	4.50%	2.24%	1.22%	3.44%	3.12%	0.71%
ALLL+loan discount/ pre-discount loan balance	0.91%	6.77%	4.50%	2.24%	1.22%	3.44%	3.12%	1.39%

Expense Management

Total non-interest expense was $4.0 million higher in the fourth quarter of 2016 compared to the same period of 2015.  The increase was primarily due to an increase in salaries, net occupancy expenses, data processing, professional fees, loan expense, and other expense reflecting overall company growth.  Outside services and consultants expense increased primarily due to the expense associated with the LaPorte and CNB Bancorp acquisitions.  Non-interest expense for the fourth quarter of 2016 included $1.4 million of one- time merger-related expenses due to the LaPorte Bancorp and CNB Bancorp acquisitions compared to $525,000 in one-time merger-related expenses during the same period of 2015 due to the Peoples Bancorp acquisition.  Employee benefits expense decreased $685,000 in the fourth quarter of 2016 compared to the same period in 2015 due to a decrease in a pension liability as a result of the rise in interest rates and a decrease in the number of participants.  FDIC insurance expense decreased $120,000 in the fourth quarter of 2016 when compared to the same period of 2015 as the assessment rate schedule was reduced effective for assessment payments due in the fourth quarter of 2016.

Total non-interest expense was $15.2 million higher for the year ended December 31, 2016 compared to the same period of 2015.  The increase in non-interest expense was due to an increase in salaries expense of $5.6 million, employee benefits of $664,000, net occupancy expenses of $1.9 million, data processing expense of $1.1 million, professional fees of $682,000, loan expense of $203,000, other losses of $252,000 and other expense of $2.6 million due to overall company growth.  Outside services and consultants expense increased $2.1 million primarily due to the expense associated with the Kosciusko, LaPorte and CNB Bancorp acquisitions.  Non-interest expense for the year ended December 31, 2016 included $6.8 million of one-time merger-related

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Pg. 9 cont. Horizon Bancorp Announces Record 2016 Net Income expenses due to the Kosciusko, LaPorte Bancorp and CNB Bancorp acquisitions compared to $4.9 million in one-time merger-related expenses in the same period of 2015 due to the Peoples Bancorp acquisition.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments, total loans and loan growth, and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data)

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total stockholders’ equity	$340,855	$345,736	$281,002	$261,417	$266,832
Less: Preferred stock	-	-	-	-	12,500
Less: Intangible assets	86,247	83,891	65,144	56,695	56,971
Total tangible stockholder's equity	$254,608	$261,845	$215,858	$204,722	$197,361

Common shares outstanding	22,171,596	22,143,228	18,857,301	17,974,970	17,909,831

Tangible book value per common share	$11.48	$11.83	$11.45	$11.39	$11.02

About Horizon

Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

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Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Balance sheet:
Total assets	$3,141,156	$3,325,650	$2,918,080	$2,627,918	$2,652,401
Investment securities	633,025	744,240	628,935	642,767	632,611
Commercial loans	1,069,957	1,047,450	874,580	797,754	804,995
Mortgage warehouse loans	135,727	226,876	205,699	119,876	144,692
Residential mortgage loans	531,874	530,162	493,626	442,806	437,144
Consumer loans	398,428	386,031	363,920	359,636	362,300
Earning assets	2,801,030	2,963,005	2,591,208	2,379,830	2,403,482
Non-interest bearing deposit accounts	496,248	479,771	397,412	343,025	335,955
Interest bearing transaction accounts	1,499,120	1,367,285	1,213,659	1,118,617	1,177,651
Time deposits	475,842	489,106	471,190	416,837	366,547
Borrowings	267,489	569,908	492,883	430,507	449,347
Subordinated debentures	37,456	37,418	32,874	32,836	32,797
Common stockholders' equity	340,855	345,736	281,002	261,417	254,332
Total stockholders’ equity	340,855	345,736	281,002	261,417	266,832

Income statement:	Three months ended
Net interest income	$20,939	$24,410	$20,869	$19,774	$20,222
Provision for loan losses	623	455	232	532	342
Non-interest income	10,185	10,056	9,869	7,864	7,750
Non-interest expenses	23,289	24,820	21,555	19,747	19,240
Income tax expense	1,609	2,589	2,625	1,978	2,215
Net income	5,603	6,602	6,326	5,381	6,175
Preferred stock dividend	-	-	-	(42)	(31)
Net income available to common shareholders	$5,603	$6,602	$6,326	$5,339	$6,144

Per share data:
Basic earnings per share	$0.25	$0.31	$0.35	$0.30	$0.34
Diluted earnings per share	0.25	0.30	0.34	0.30	0.34
Cash dividends declared per common share	0.11	0.10	0.10	0.10	0.10
Book value per common share	15.37	15.61	14.90	14.54	14.20
Tangible book value per common share	11.48	11.83	11.45	11.39	11.02
Market value - high	28.41	20.01	16.76	18.59	18.77
Market value - low	$17.84	$16.61	$15.87	$15.41	$15.72
Weighted average shares outstanding - Basic	22,155,549	21,538,752	18,268,880	17,924,124	17,905,871
Weighted average shares outstanding - Diluted	22,283,722	21,651,953	18,364,167	18,012,726	18,020,615

Key ratios:
Return on average assets	0.69%	0.80%	0.94%	0.83%	0.94%
Return on average common stockholders' equity	6.49	7.88	9.43	8.26	9.53
Net interest margin	2.92	3.37	3.48	3.45	3.50
Loan loss reserve to total loans	0.69	0.66	0.73	0.83	0.83
Non-performing loans to loans	0.50	0.58	0.68	0.87	0.95
Average equity to average assets	10.59	10.18	9.94	10.16	10.32
Bank only capital ratios:
Tier 1 capital to average assets	10.14	9.65	9.39	8.98	8.77
Tier 1 capital to risk weighted assets	13.77	12.73	12.51	12.33	11.80
Total capital to risk weighted assets	14.41	13.34	13.23	13.10	12.57

Loan data:
Substandard loans	$30,361	$33,914	$28,629	$23,600	$25,127
30 to 89 days delinquent	6,315	3,821	2,887	2,149	5,011

90 days and greater delinquent - accruing interest	$241	$59	$24	$1	$28
Trouble debt restructures - accruing interest	1,492	1,523	1,256	1,231	1,218
Trouble debt restructures - non-accrual	1,014	1,164	1,466	2,857	3,172
Non-accrual loans	7,936	10,091	10,426	10,895	12,262
Total non-performing loans	$10,683	$12,837	$13,172	$14,984	$16,680

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	December 31
	2016	2015
Balance sheet:
Total assets	$3,141,156	$2,652,401
Investment securities	633,025	632,611
Commercial loans	1,069,957	804,995
Mortgage warehouse loans	135,727	144,692
Residential mortgage loans	531,874	437,144
Consumer loans	398,428	362,300
Earning assets	2,801,030	2,403,482
Non-interest bearing deposit accounts	496,248	335,955
Interest bearing transaction accounts	1,499,120	1,177,651
Time deposits	475,842	366,547
Borrowings	267,489	449,347
Subordinated debentures	37,456	32,797
Common stockholders' equity	340,855	254,332
Total stockholders’ equity	340,855	266,832

Income statement:	Twelve Months Ended
Net interest income	$85,992	$74,734
Provision for loan losses	1,842	3,162
Non-interest income	37,974	30,402
Non-interest expenses	89,411	74,193
Income tax expense	8,801	7,232
Net income	23,912	20,549
Preferred stock dividend	(42)	(125)
Net income available to common shareholders	$23,870	$20,424

Per share data:
Basic earnings per share	$1.19	$1.94
Diluted earnings per share	1.19	1.89
Cash dividends declared per common share	0.41	0.39
Book value per common share	15.37	14.20
Tangible book value per common share	11.48	11.02
Market value - high	28.41	18.77
Market value - low	$15.41	$14.92
Weighted average shares outstanding - Basic	19,987,728	15,765,444
Weighted average shares outstanding - Diluted	20,082,410	16,197,312

Key ratios:
Return on average assets	0.81%	0.87%
Return on average common stockholders' equity	8.23	9.87
Net interest margin	3.29	3.56
Loan loss reserve to total loans	0.69	0.83
Non-performing loans to loans	0.50	0.95
Average equity to average assets	10.22	9.30
Bank only capital ratios:
Tier 1 capital to average assets	10.14	8.69
Tier 1 capital to risk weighted assets	13.77	11.89
Total capital to risk weighted assets	14.41	12.68

Loan data:
Substandard loans	$30,361	$25,233
30 to 89 days delinquent	6,315	5,012

90 days and greater delinquent - accruing interest	$241	$28
Trouble debt restructures - accruing interest	1,492	1,218
Trouble debt restructures - non-accrual	1,014	3,172
Non-accrual loans	7,936	12,262
Total non-performing loans	$10,683	$16,680

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Commercial	$6,579	$6,222	$6,051	$6,460	$7,195
Real estate	2,090	1,947	2,102	1,794	2,476
Mortgage warehousing	1,254	1,337	1,080	1,014	1,007
Consumer	4,914	5,018	4,993	4,968	3,856
Total	$14,837	$14,524	$14,226	$14,236	$14,534

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Commercial	$49	$(5)	$101	$403	$1,595
Real estate	64	-	(31)	83	(59)
Mortgage warehousing	-	-	-	-	-
Consumer	197	162	172	344	440
Total	$310	$157	$242	$830	$1,976

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Commercial	$2,432	$5,419	$4,330	$5,774	$7,005
Real estate	5,022	4,251	5,659	5,974	6,237
Mortgage warehousing	-	-	-	-	-
Consumer	3,229	3,108	3,183	3,236	3,438
Total	$10,683	$12,778	$13,172	$14,984	$16,680

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Commercial	$542	$542	$542	$424	$161
Real estate	2,648	3,182	2,925	3,393	3,046
Mortgage warehousing	-	-	-	-	-
Consumer	26	67	69	-	-
Total	$3,216	$3,791	$3,536	$3,817	$3,207

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$27,034	$42	0.62%	$4,285	$2	0.19%
Interest-earning deposits	33,901	73	0.86%	20,265	5	0.10%
Investment securities - taxable	496,794	2,221	1.78%	452,628	2,337	2.05%
Investment securities - non-taxable (1)	219,937	1,338	3.36%	174,768	1,213	4.17%
Loans receivable (2)(3)	2,154,479	25,715	4.76%	1,717,355	20,233	4.69%
Total interest-earning assets (1)	2,932,145	29,389	4.07%	2,369,301	23,790	4.10%

Non-interest-earning assets
Cash and due from banks	40,788			33,621
Allowance for loan losses	(14,593)			(15,739)
Other assets	283,410			213,386

	$3,241,750			$2,600,569

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,949,549	$1,693	0.35%	$1,604,394	$1,524	0.38%
Borrowings	382,177	6,199	6.45%	324,496	1,539	1.88%
Subordinated debentures	38,084	558	5.83%	32,773	505	6.11%
Total interest-bearing liabilities	2,369,810	8,450	1.42%	1,961,663	3,568	0.72%

Non-interest-bearing liabilities
Demand deposits	504,274			349,127
Accrued interest payable and other liabilities	24,322			21,468
Stockholders' equity	343,344			268,311

	$3,241,750			$2,600,569

Net interest income/spread		$20,939	2.65%		$20,222	3.38%

Net interest income as a percent of average interest earning assets (1)			2.92%			3.50%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$17,142	$95	0.55%	$10,264	$11	0.11%
Interest-earning deposits	34,506	278	0.81%	14,045	10	0.07%
Investment securities - taxable	490,274	9,666	1.97%	394,976	8,700	2.20%
Investment securities - non-taxable (1)	192,881	4,921	3.59%	152,931	4,494	4.32%
Loans receivable (2)(3)	1,948,580	91,569	4.71%	1,593,790	75,373	4.74%
Total interest-earning assets (1)	2,683,383	106,529	4.05%	2,166,006	88,588	4.20%

Non-interest-earning assets
Cash and due from banks	37,549			31,692
Allowance for loan losses	(14,439)			(16,351)
Other assets	255,129			179,138

	$2,961,622			$2,360,485

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,752,326	$6,616	0.38%	$1,438,026	$5,559	0.39%
Borrowings	425,444	11,807	2.78%	336,618	6,286	1.87%
Subordinated debentures	49,834	2,114	4.24%	32,717	2,009	6.14%
Total interest-bearing liabilities	2,227,604	20,537	0.92%	1,807,361	13,854	0.77%

Non-interest-bearing liabilities
Demand deposits	417,900			317,246
Accrued interest payable and other liabilities	13,574			16,364
Stockholders' equity	302,544			219,514

	$2,961,622			$2,360,485

Net interest income/spread		$85,992	3.13%		$74,734	3.43%

Net interest income as a percent of average interest earning assets (1)			3.29%			3.56%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)
	December 31	December 31
	2016	2015
	(Unaudited)
Assets
Cash and due from banks	$70,832	$48,650
Investment securities, available for sale	439,831	444,982
Investment securities, held to maturity (fair value of $195,093 and $193,703)	193,194	187,629
Loans held for sale	8,087	7,917
Loans, net of allowance for loan losses of $14,837 and $14,534	2,121,149	1,734,597
Premises and equipment, net	66,357	60,798
Federal Reserve and Federal Home Loan Bank stock	23,932	13,823
Goodwill	77,052	49,600
Other intangible assets	9,195	7,371
Interest receivable	12,713	10,535
Cash value of life insurance	74,134	54,504
Other assets	44,680	31,995
Total assets	$3,141,156	$2,652,401
Liabilities
Deposits
Non-interest bearing	$496,248	$335,955
Interest bearing	1,974,962	1,544,198
Total deposits	2,471,210	1,880,153
Borrowings	267,489	449,347
Subordinated debentures	37,456	32,797
Interest payable	472	507
Other liabilities	23,674	22,765
Total liabilities	2,800,301	2,385,569
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 0 and 12,500 shares	-	12,500
Common stock, no par value
Authorized, 66,000,000 shares
Issued, 22,190,846 and 17,992,986 shares
Outstanding, 22,171,596 and 17,909,831 shares	-	-
Additional paid-in capital	182,326	106,370
Retained earnings	164,173	148,685
Accumulated other comprehensive (loss)	(5,644)	(723)
Total stockholders’ equity	340,855	266,832
Total liabilities and stockholders’ equity	$3,141,156	$2,652,401

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$25,715	$20,233	$91,569	$75,373
Investment securities
Taxable	2,336	2,344	10,039	8,721
Tax exempt	1,338	1,213	4,921	4,494
Total interest income	29,389	23,790	106,529	88,588
Interest Expense
Deposits	1,693	1,524	6,616	5,559
Borrowed funds	6,199	1,539	11,807	6,286
Subordinated debentures	558	505	2,114	2,009
Total interest expense	8,450	3,568	20,537	13,854
Net Interest Income	20,939	20,222	85,992	74,734
Provision for loan losses	623	342	1,842	3,162
Net Interest Income after Provision for Loan Losses	20,316	19,880	84,150	71,572
Non-interest Income
Service charges on deposit accounts	1,348	1,364	5,404	4,807
Wire transfer fees	218	140	806	633
Interchange fees	1,905	1,498	7,042	5,591
Fiduciary activities	1,868	1,604	6,621	5,637
Gain on sale of investment securities (includes $961 for the three months ended and $1,836 for the twelve months ended December 31, 2016 and $65 for the three months ended and $189 for the twelve months ended December 31, 2015, related to accumulated other comprehensive earnings reclassifications)	961	65	1,836	189
Gain on sale of mortgage loans	2,504	2,240	11,675	10,055
Mortgage servicing income net of impairment	552	268	1,908	993
Increase in cash value of bank owned life insurance	498	360	1,643	1,249
Death benefit on bank owned life insurance	-	-	-	145
Other income	331	211	1,039	1,103
Total non-interest income	10,185	7,750	37,974	30,402
Non-interest Expense
Salaries and employee benefits	11,421	10,171	44,013	37,712
Net occupancy expenses	2,311	1,751	8,322	6,400
Data processing	1,512	1,081	5,367	4,251
Professional fees	562	474	2,752	2,070
Outside services and consultants	1,880	982	7,863	5,735
Loan expense	1,496	1,404	5,582	5,379
FDIC insurance expense	280	400	1,559	1,499
Other losses	174	81	684	432
Other expense	3,653	2,896	13,269	10,715
Total non-interest expense	23,289	19,240	89,411	74,193
Income Before Income Tax	7,212	8,390	32,713	27,781
Income tax expense (includes $336 for the three months ended and $643 for the twelve months ended December 31, 2016 and $23 for the three months ended and $66 for the twelve months ended December 31, 2015, related to income tax expense from reclassification items)	1,609	2,215	8,801	7,232
Net Income	5,603	6,175	23,912	20,549
Preferred stock dividend	-	(31)	(42)	(125)
Net Income Available to Common Shareholders	$5,603	$6,144	$23,870	$20,424
Basic Earnings Per Share	$0.25	$0.34	$1.19	$1.30
Diluted Earnings Per Share	0.25	0.34	1.19	1.26